                                                                      EXHIBIT 99
FOR IMMEDIATE RELEASE

               HOME PROPERTIES REPORTS FIRST QUARTER 2006 RESULTS
          FFO Per Share Exceeds Wall Street's Mean Estimate by 3 Cents

ROCHESTER,  NY,  April 27,  2006 - Home  Properties  (NYSE:HME)  today  released financial  results for the first quarter  ending March 31, 2006. All results are reported on a diluted basis.

"First quarter 2006 results are the best they have been in five years, giving us tremendous  confidence  in our business  prospects for the balance of the year,"
said Edward J. Pettinella, President and CEO. "In the first quarter, we achieved the highest quarterly revenue growth and occupancy levels since 2001.  Operating fundamentals  are  continuing  to improve as  evidenced  by positive  sequential revenue  growth at our core  properties  in all regions,  compared to the fourth quarter of 2005. In addition,  occupancy  increased in March compared to average occupancy  for the first  quarter as a whole,  and first  quarter  occupancy was higher than both the first quarter a year ago and the 2005 fourth quarter."

Earnings  per share  ("EPS")  for the  quarter  ended  March 31,  2006 was $0.13 compared to ($0.06)  for the  quarter  ended  March 31,  2005.  The  increase is primarily  attributable to the $7.7 million of additional real estate impairment charges taken on the remaining  affordable  properties in 2005. During the third quarter of 2005, the Company  completed the  disposition of its interests in the affordable properties and recorded a $7.7 million gain from sale of real estate, which offset this impairment charge.

For the quarter ended March 31, 2006,  Funds From  Operations  ("FFO") was $30.8
million,  or $0.64 per share, as compared to $20.8 million,  or $0.43 per share, for the quarter  ended  March 31,  2005.  Before the  effects of the  impairment charges  discussed above, FFO would have been $28.5 million,  or $0.60 per share for the quarter  ended March 31,  2005.  As  adjusted,  these  results  exceeded analysts'  mean estimates by $0.03,  as reported by Thomson One  Analytics,  and equate to an 8.1% increase in total FFO from the  comparable  prior-year  period and a 6.9% increase on a per-share basis. A reconciliation of GAAP net income to
FFO is included in the financial data accompanying this press release.

First Quarter Operating Results
-------------------------------

For the  first  quarter  of 2006,  same-property  comparisons  (for  124  "Core"
properties  containing  35,817  apartment  units  owned  since  January 1, 2005)
reflected an increase in total  revenues of 6.0% as compared to the same quarter a year  ago.  Net  operating  income  ("NOI")  increased  by 5.0% from the first quarter of 2005.  Property level  operating  expenses  increased by 7.1% for the quarter,  primarily  due to increases in natural gas heating  costs and property insurance,  offset in part by a reduction in personnel  expense and snow removal costs.

Average  economic  occupancy for the Core  properties was 94.1% during the first quarter of 2006, up from 92.8% during the first quarter of 2005. Average monthly rental rates increased 2.5% to $1,019 as compared to the year-ago period.

On a sequential basis,  compared to the 2005 fourth quarter results for the Core properties,  rental revenues were up 1.0% in the first quarter of 2006, expenses were up 8.5% and net operating income was down 4.9%.  Average economic occupancy improved 0.3% to 94.1%.  The expense  increase in the first quarter  compared to the fourth quarter  represents  typical  seasonality from higher natural gas and snow  removal  costs.  If the first  quarter  expenses  are  adjusted  to remain constant with fourth  quarter 2005  expenses for these two line items,  expenses would be up slightly at 1.1% and  sequential  NOI  results  would have  improved
0.6%.

As the Company has announced the intention of exiting the Detroit  region in its entirety,  the  properties  in the  Detroit  portfolio  (5,046  units) have been classified  as held for sale  effective  during the fourth  quarter of 2005.  In addition,  two  properties  in New Jersey that were sold in April,  2006 as more fully described in the Acquisitions  and  Dispositions  section of this release,
are   classified  as  held  for  sale  effective  the  first  quarter  of  2006.
Same-property  comparisons for these held-for-sale communities combined with the
Core properties (for 145 "Same Store"  properties  containing  40,955  apartment units owned since  January 1, 2005)  reflected an increase in total  revenues of
5.5%,  operating  expenses of 7.0%, and net operating income of 4.1% compared to the same quarter a year ago.

Occupancies for the 2,478 net apartment  units acquired  between January 1, 2005 and March 31,  2006 (the "Recently Acquired  Communities") averaged 92.7% during the first quarter of 2006 at average monthly rents of $1,078.

Acquisitions and Dispositions
-----------------------------

There were no transactions  closed during the quarter for either acquisitions or dispositions.  Subsequent to the end of the first quarter, on April 5, 2006, the
Company  sold  two  apartment  communities  with a total  of 92  units  for $9.2 million.  The two communities,  located in the New Jersey  region, are Fairmount
Apartments  (54 units) and Kensington  Apartments (38 units).  A gain on sale of approximately  $4.5 million will be recorded in the second  quarter of 2006. The weighted average first year  capitalization rate projected on these dispositions is 3.95%.

During  the first  quarter,  the  Company  continued  the  previously  announced marketing  of its entire  Detroit  portfolio  and received  numerous  offers for various  combinations  of properties  and the entire  portfolio.  The Company is working with a specific buyer for the portfolio who is currently  performing due diligence. The Company believes its previously stated financial expectations and timeline  to  complete  the sale by the end of the  second  quarter  of 2006 are achievable.

Capital Markets Activities
--------------------------

During the first quarter of 2006, the Company's  additional capital raised under its Dividend  Reinvestment  and Direct Stock  Purchase Plan  ("DRIP")  netted to zero.  The Company met share demand  through  share  repurchase  by the transfer agent in the open  market  instead  of new  share  issuance.  This  removes  the dilution  caused by issuing  new shares at a price less than the  published  net asset value in an economic and efficient manner.

As of March 31, 2006, the Company's ratio of debt-to-total market capitalization was 43.3% (based on a stock price of $51.10 to determine equity value), with $65 million  outstanding  on its $140  million  revolving  credit  facility and $7.4 million  of  unrestricted  cash on  hand.  Mortgage  debt of  $1.9  billion  was outstanding,  at rates of interest averaging 5.8% and with staggered  maturities averaging approximately seven years.  Approximately 95% of total indebtedness is at fixed rates. Interest coverage averaged 2.2 times during the quarter; and the fixed charge ratio, which includes preferred dividends, averaged 2.1 times.

The Company estimates its net asset value ("NAV") per share at March 31, 2006 to be  $56.12  based on  capitalizing  at 6.3%  the  total  of the  annualized  and seasonally  adjusted first quarter  property net operating  income,  plus a 3.0%
growth factor,  minus a management  fee. The Company  believes the cap rate used reflects current market conditions.

During the first  week of 2006,  the  Company  repurchased  107,800  shares at a weighted average price of $41.49 per share. The Company has Board  authorization to buy back up to  approximately  3.1  million  additional  shares of its common stock or Operating Partnership Units. There are no immediate plans to repurchase shares other than with certain proceeds from the sale of the Detroit  portfolio, which are projected to be reinvested in share repurchase.

Outlook
-------

For 2006,  the Company has increased its prior  guidance  (based on actual first quarter results  compared to the expected range of guidance) and now expects FFO per share  between  $2.94 and $3.03 per share,  which will produce FFO per share growth of 3.1% to 6.3% when compared to 2005 results  before the effects of real estate  impairment  charges in 2005.  This guidance range reflects  management's current assessment of economic and market conditions.

The  quarterly  breakdown  for the  balance  of 2006  guidance  on FFO per share results  remains  unchanged  and is as follows:  Second  quarter $0.77 to $0.80;
third quarter $0.78 to $0.81;  fourth quarter $0.75 to $0.78.  Assumptions  used
for  the  2006   projections  are  included  with  the  published   supplemental
information.

Conference Call
---------------

The Company will conduct a conference call and simultaneous  Webcast tomorrow at
11:00 AM  Eastern Time to review the  information  reported in this release.  To listen to the call, please dial  800-618-9702  (International  212-341-7099).  A
replay  of  the  call  will  be  available  through  May 6,   2006,  by  dialing
800-633-8284 or 402-977-9140 and entering 21279305.  The Company Webcast,  which includes a slide  presentation,  will be available live, and archived by 2:30 PM through the "Investors" section of our Web site,  www.homeproperties.com,  under the heading, "Financial Information."

The Company produces  supplemental  information that provides details  regarding property  operations,  other  income,  acquisitions,  sales,  market  geographic breakdown,  debt and net asset value. The supplemental  information is available via the Company's Web site, e-mail or via facsimile upon request.

This press release  contains  forward-looking  statements.  Although the Company believes expectations reflected in such forward-looking  statements are based on reasonable  assumptions,  it can give no assurance that its expectations will be achieved.  Factors  that may cause  actual  results  to differ  include  general economic and local real estate conditions, the weather and other conditions that
might  affect  operating  expenses,   the  timely  completion  of  repositioning
activities within anticipated  budgets,  the actual pace of future  acquisitions and dispositions, and continued access to capital to fund growth.

Home  Properties  is the sixth largest  publicly  traded  apartment  real estate investment trust in the United States. The Company owns, operates,  acquires and rehabilitates apartment communities in selected Northeast, Midwest, Mid-Atlantic
and  Southeast  Florida  markets.   Currently,   Home  Properties  operates  156
communities  containing  46,911 apartment  units. Of these,  43,342 units in 151 communities are owned directly by the Company; 868 units are partially owned and managed by the Company as general partner, and 2,701 units are managed for other
owners.   For   more   information,   visit   Home   Properties'   Web  site  at
www.homeproperties.com.

Tables to follow.

                           Avg. Economic
First Quarter Results      Occupancy(c)                     Q1 '06 vs. Q1 '05
---------------------      ------------       Q1 '06        -----------------
                                             Average
                                             Monthly  % Rental  % Rental
                                               Rent/      Rate   Revenue   % NOI
                           Q1 '06  Q1 '05   Occ Unit    Growth    Growth  Growth
                           ------  ------   --------    ------    ------  ------
Core and Held for Sale
Properties(a)               93.8%   92.5%     $  984      2.0%      3.3%    4.1%
Acquisition Properties(b)   92.7%     NA      $1,078       NA        NA      NA
                            ----    ----      ------      ---       ---     ---
Total Portfolio             93.7%   92.5%     $  989       NA        NA      NA

(a)  Core and Held for Sale  Properties  includes  145  properties  with  40,955 apartment units owned throughout 2005 and 2006.

(b)  Reflects eight  properties with 2,478  apartment  units  acquired/developed subsequent to January 1, 2005.

(c)  Average economic  occupancy is defined as total possible rental income, net of vacancy and bad debt expense as a percentage  of total  possible  rental income.  Total  possible  rental income is  determined by valuing  occupied units at contract rates and vacant units at market rents.

                              HOME PROPERTIES, INC.
                  SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
           (in thousands, except share and per share data - Unaudited)

                                                          Three Months Ended
                                                               March 31
                                                               --------
                                                            2006        2005
                                                            ----        ----

Rental income                                           $111,638    $100,885
Property other income                                      7,170       4,514
Interest income                                               91          68
Other income                                                 517         588
                                                        --------    --------
      Total Revenues                                     119,416     106,055
                                                        --------    --------

Operating and maintenance                                 58,135      51,226
General and administrative                                 5,039       5,405
Interest                                                  27,195      23,201
Depreciation and amortization                             25,046      21,268
Impairment of assets held as General Partner                   -         400
                                                        --------    --------
      Total Expenses                                     115,415     101,500
                                                        --------    --------

Income from operations                                     4,001       4,555
Minority interest in operating partnerships                 (922)       (879)
                                                        --------    --------
Income from continuing operations                          3,079       3,676

Discontinued operations:
      Income (loss) from operations,
         net of minority interest                          2,409      (3,648)
                                                        --------    --------

Net income                                                 5,488          28

Preferred dividends                                       (1,350)     (1,898)
                                                        --------    --------

Net income (loss) available to common shareholders       $ 4,138    $ (1,870)
                                                        ========    ========

Reconciliation from net income available to
     common shareholders to Funds From Operations:
Net income available to common shareholders             $  4,138    $ (1,870)
Real property depreciation and amortization               24,498      23,602
Minority Interest                                            922         879
Minority Interest - income (loss) from
     discontinued operations                               1,285      (1,802)
                                                        --------    --------
FFO - basic (1)                                         $ 30,843    $ 20,809
                                                        ========    ========

FFO - basic                                              $30,843     $20,809

Preferred dividends - convertible preferred stock (2)          -           -
                                                        --------    --------
    FFO - diluted                                       $ 30,843    $ 20,809
                                                        ========    ========

FFO - basic                                             $ 30,843    $ 20,809
Preferred dividends - convertible preferred stock              -           -
Real estate impairment charges                                 -       7,725
                                                        --------    --------
    FFO - operating (4)                                 $ 30,843    $ 28,534
                                                        ========    ========

FFO - basic                                             $ 30,843    $ 20,809

Preferred dividends - convertible preferred stock              -         548
Recurring non-revenue generating capital expenses         (5,701)     (5,522)
                                                        --------    --------
    AFFO (5)                                             $25,142     $15,835
                                                        ========    ========

FFO - operating                                          $30,843     $28,534

Preferred dividends - convertible preferred stock              -         548
Recurring non-revenue generating capital expenses         (5,701)     (5,522)
                                                        --------    --------
    AFFO - operating                                    $ 25,142    $ 23,560
                                                        ========    ========

Weighted average shares/units outstanding:
    Shares - basic                                      31,250.0    31,785.4
    Shares - diluted                                    31,810.3    32,228.0
    Shares/units - basic (3)                            47,912.2    47,477.1
    Shares/units - diluted (3)                          48,472.5    47,919.7

Per share/unit:
    Net income (loss) - basic                              $0.13      ($0.06)
    Net income (loss) - diluted                            $0.13      ($0.06)
    FFO - basic                                            $0.64       $0.44
    FFO - diluted                                          $0.64       $0.43
    Operating FFO - diluted, before
      real estate impairments (4)                          $0.64       $0.60
    AFFO (5)                                               $0.52       $0.33
    Operating AFFO - before
      real estate impairments (4) (5)                      $0.52       $0.49
    Common Dividend paid                                   $0.64       $0.63

(1)  Pursuant to the revised  definition of Funds From Operations adopted by the
     Board of Governors of the National  Association  of Real Estate  Investment
     Trusts  ("NAREIT"),  FFO is defined as net income  (computed in  accordance with  accounting  principles  generally  accepted  in the United  States of
     America  ("GAAP"))  excluding gains or losses from disposition of property, minority  interest  and  extraordinary  items plus  depreciation  from real property. Other similarly titled measures may not be calculated in the same manner.

(2)  The  convertible  preferred  stock  has  an  anti-dilutive  effect  on  the per-share calculation,  therefore,  the convertible preferred dividends are not included in FFO diluted for the three months ended March 31, 2005.

(3)  Basic includes common stock outstanding plus operating partnership units in
     Home Properties,  L.P., which can be converted into shares of common stock.
     Diluted includes additional common stock equivalents.

(4)  Operating  FFO is defined as FFO as  computed  in  accordance  with  NAREIT definition,  adjusted for the addback of real estate impairment charges and the loss on disposition of property.

(5)  Adjusted  Funds From  Operations  ("AFFO")  is defined as gross FFO less an
     annual   reserve  for   anticipated   recurring,   non-revenue   generating
     capitalized  costs of $525 per apartment unit. The resulting sum is divided by the weighted  average  shares/units on a diluted basis to arrive at AFFO per share/unit.

                              HOME PROPERTIES, INC.
                       SUMMARY CONSOLIDATED BALANCE SHEETS
           (in thousands, except share and per share data - Unaudited)

                                            March 31, 2006    December 31, 2005
                                            --------------    -----------------
Land                                           $   401,756          $   402,299
Construction in progress                             8,657                4,471
Buildings, improvements and equipment            2,723,546            2,704,372
Real estate held for sale or disposal, net         225,756              219,776
                                                ----------           ----------
                                                 3,359,715            3,330,918
Accumulated depreciation                         (470,691)            (446,367)
                                                ----------           ----------
Real estate, net                                 2,889,024            2,884,551

Cash and cash equivalents                            7,426                5,391
Cash in escrows                                     36,060               36,760
Accounts receivable                                  6,522                7,386
Prepaid expenses                                    16,183               16,141
Deferred charges                                    11,845               11,156
Other assets                                        10,341               12,536
Other assets held for sale                           3,574                3,949
                                                ----------           ----------
Total assets                                    $2,980,975           $2,977,870
                                                ==========           ==========

Mortgage notes payable                          $1,801,230           $1,768,483
Line of credit                                      65,000               82,000
Accounts payable                                    19,520               19,458
Accrued interest payable                             8,540                8,274
Accrued expenses and other liabilities              23,934               22,565
Security deposits                                   21,583               21,742
Liabilities held for sale                           74,845               75,267
                                                ----------           ----------
Total liabilities                                2,014,652            1,997,789

Minority interest                                  314,695              323,269
Stockholders' equity                               651,628              656,812
                                                ----------           ----------
Total liabilities and stockholders' equity      $2,980,975           $2,977,870
                                                ==========           ==========

Total shares/units outstanding:
Common stock                                      31,525.1             31,184.3
Operating partnership units                       16,596.5             16,716.7
                                                  --------             --------
                                                  48,121.6             47,901.0
                                                  ========             ========

                                      # # #

For further information:
------------------------

David P. Gardner,  Executive Vice President and Chief Financial  Officer,  (585)
246-4113

Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237